UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2022

VINEBROOK HOMES TRUST, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Swain

On August 2, 2022, Dr. Carol Swain was appointed to the Board of Directors (the “Board”) of VineBrook Homes Trust, Inc. (the “Company”) with a term set to expire at the 2023 annual meeting of stockholders. Dr. Swain has also been appointed to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

In connection with being appointed to the Board, Dr. Swain entered into the Company’s standard indemnification agreement for directors.

Dr. Swain will receive compensation in accordance with the Company’s existing compensation policy for non-employee directors, which is described under Item 11 “Executive Compensation” in the Company’s Amendment No.1 to its Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 2, 2022 (the “Annual Report”). There are no arrangements or understandings between Dr. Swain and any other person pursuant to which she was selected to serve on the Board. There are also no transactions or relationships between Dr. Swain and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Mr. Dondero

Also on August 2, 2022, Mr. James Dondero was appointed to the Board with a term set to expire at the 2023 annual meeting of stockholders. Mr. Dondero has also been appointed the Chairman of the Board.

In connection with being appointed to the Board, Mr. Dondero entered into the Company’s standard indemnification agreement for directors.

Mr. Dondero was previously a director and the Chief Executive Officer and President of the Company and is affiliated with NexPoint Real Estate Advisors V, L.P. (our “Adviser”) as he is the sole member of the general partner of NexPoint Advisors, L.P., the ultimate parent of our Adviser.

Pursuant to the terms of an advisory agreement dated November 1, 2018, subsequently amended and restated on May 4, 2020, and renewed on November 1, 2021 between our Adviser and the Company (the “Advisory Agreement”), our Adviser has the right to designate individuals (the “Adviser Designees”) to be nominated for election (or re-election) to our Board, such that, if elected, there shall be two Adviser Designees serving on our Board, and we will take all reasonably necessary action to nominate and include the Adviser Designees in the slate of nominees recommended by our Board for election as directors at each applicable annual meeting of stockholders or special meeting of stockholders at which directors are to be elected. The Adviser has appointed Mr. Dondero as an Adviser Designee to fill the Board seat left vacant by Mr. Dondero’s prior resignation from the Board.

Pursuant to the Advisory Agreement, we pay our Adviser, an affiliate of Mr. Dondero, on a monthly basis in arrears, an advisory fee at an annualized rate of 0.75% of our gross asset value. Additionally, we are required to pay directly or reimburse our Adviser for all of the documented operating expenses and offering expenses paid or incurred by our Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement. Reimbursement of operating expenses plus the advisory fees paid to our Adviser, generally may not exceed 1.5% of our average total gross asset value for any calendar year or portion thereof, Under the Advisory Agreement, we are also required to indemnify our Adviser and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions. For the years ended December 31, 2021, 2020 and 2019, we incurred advisory and administrative fees of approximately $8.3 million, $3.3 million and $1.7 million, respectively. Additional information about the Advisory Agreement and the Company’s relationship with the Advisor can be found in the Company’s Annual Report.

On August 28, 2018, we commenced a non-registered continuous private placement of up to 40,000,000 shares of our common stock (the “Private Offering”) pursuant to the safe harbor of Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). Investors in our Private Offering may be charged a dealer manager fee of between 0.50% and 3.00% of gross investor equity by NexPoint Securities, Inc. (the “Dealer Manager”) for sales of shares in the Private Offering, subject to certain breakpoints and various terms of the agreements with the Dealer Manager. The Dealer Manager may re-allow the dealer manager fee, in whole or in part in its sole discretion, to one or more broker-dealers. At the sole discretion of the Dealer Manager, the dealer manager fee may be partially or fully waived. The Dealer Manager is an affiliate of the Adviser and Mr. Dondero.

On June 8, 2022, the operating partnership of the Company, VineBrook Homes Operating Partnership, L.P. (the “Operating Partnership) entered into a contribution agreement with NexPoint Homes Trust, Inc., a newly formed corporation externally advised by an affiliate of our Adviser and Mr. Dondero (“NexPoint Homes”), pursuant to which the Operating Partnership contributed $50 million to NexPoint Homes in exchange for 2,000,000 shares of Class A common stock of NexPoint Homes in reliance on an exemption from the Securities Act. In addition, the Operating Partnership loaned $50 million to NexPoint Homes in exchange for $50 million of 7.50% convertible notes of NexPoint Homes. Following the contribution and loan by the Operating Partnership, NexPoint Homes, together with certain funds managed by affiliates of our Adviser and Mr. Dondero, and certain individuals contributed an aggregate of $216.25 million to the operating partnership of NexPoint Homes in exchange for limited partnership units and/or 7.50% convertible notes of such partnership. Following the foregoing transaction, NexPoint Homes is a wholly-owned subsidiary of the Operating Partnership.

The Company and the Operating Partnership maintain bank accounts with an affiliate of the Adviser and Mr. Dondero, NexBank, SSB (“NexBank”). NexBank charges no recurring maintenance fees on the accounts.

Additional information about the Company’s relationship with the Advisor and affiliates of the Adviser, including Mr. Dondero, can be found in the Company’s Annual Report and other filings publicly available at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.17 to the to the Company’s Registration Statement on Form 10, filed by the Company on April 30, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts Title: Interim President, Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: August 5, 2022